Exhibit 10.13

NOTICE OF CONVERSION

Global Clean Energy, Inc:

The undersigned hereby elects to surrender and convert a  portion of a certain past due promissory note dated April 15, 2008 due by Global Clean Energy, Inc, (the “Company”) in favor Profit Consultants Inc for $55,000.00, which was thereafter assigned to Whydah Communicacion, Inc, into shares of common stock of the Company (the “Common Shares”) according to the conditions hereof, as of the date written below.

Conversion Calculations:

Date of Conversion: October 4, 2012

Amount of Conversion: $55,000.00
Number of Common Shares to be issued: 1,580,000

Amount remaining on the purchased portion of the note following this conversion: $0.00

Whydah Communicacion, Inc
By:

(s) Mark Marek

Name: Mark Marek
Title: President